Exhibit 99.1

Teknova Reports Third Quarter 2023 Financial Results

Raised $22.9 million of equity capital, paid down $10.0 million of long-term debt

Third quarter 2023 total revenue was $8.2 million, down 24% from prior year

Expect 2023 revenue at the low end of previously announced guidance range of $37-40 million

HOLLISTER, Calif., November 9, 2023 – Alpha Teknova, Inc. (“Teknova” or the “Company”) (Nasdaq: TKNO), a leading producer of critical reagents for the discovery, development, and commercialization of novel therapies, vaccines, and molecular diagnostics, today announced financial results for the third quarter ended September 30, 2023.

“Today we reported a solid third quarter, both financially and operationally, against a difficult market backdrop,” said Stephen Gunstream, President and Chief Executive Officer of Teknova. “We have expanded the use of our new state-of-the-art GMP facility to produce a variety of products, such as single-use bags and bottles, to meet the needs of customers in our target markets. While we continue to see emerging biotech customers conserving capital, we remain enthusiastic about our position in the market and the long-term potential of our business.”

“We are very pleased to have completed an equity capital raise of $22.9 million in September, which along with repayment of $10.0 million of debt strengthens our balance sheet. Through the third quarter of 2023, we have also managed our overall expenses and capital expenditures to plan and now expect full-year free cash outflow to be less than $30 million,” explained Matt Lowell, Teknova’s Chief Financial Officer.

Corporate Updates

•
Raised $22.9 million of equity capital through a registered direct offering and concurrent private placement, and paid down $10.0 million of long-term debt
•
Validated manufacturing processes and automation equipment in new GMP facility to be able to service nearly all bioprocessing customer needs, including standard-use bottles and 1 L to 200 L single-use bags
•
Launched an additional version of our first-of-its-kind AEX Buffer Screening Kit for the AAV6 serotype as part of our proprietary product line, AAV-Tek Solutions, along with more than 60 off-the-shelf reagents to help expedite plasmid production across the entire workflow

Revenue for the Third Quarter and Year-to-Date

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Dollars in thousands)	2023	2022	2023	2022
Lab Essentials	$7,274	$9,470	$22,112	$24,838
Clinical Solutions	597	919	5,859	7,673
Other	298	303	846	1,018
Total revenue	$8,169	$10,692	$28,817	$33,529

Third Quarter 2023 Financial Results

Total revenue for the third quarter 2023 was $8.2 million, down 24% compared to $10.7 million in the third quarter 2022. Lab Essentials revenue was $7.3 million in the third quarter 2023, down 23% compared to $9.5 million in the third quarter 2022. Clinical Solutions revenue was $0.6 million, down 35% compared to $0.9 million in the third quarter 2022.

Gross profit for the third quarter 2023 was $1.5 million, compared to $4.8 million in the third quarter 2022. Gross margin for the third quarter 2023 was 18.0%, compared to 44.6% in the third quarter 2022. The decrease in gross profit percentage was driven primarily by the decrease in revenue and the associated lower absorption of fixed manufacturing costs, and to a lesser extent by increased overhead costs, which were partially offset by reduced headcount.

Operating expenses for the third quarter 2023 were $10.2 million, compared to $27.7 million in the third quarter 2022. Excluding the non-recurring, non-cash charges of $0.4 million in the third quarter 2023 related to the write-off of ATM Facility offering costs and the $16.6 million goodwill impairment charge recorded in the third quarter 2022, operating expenses were down $1.3 million in the third quarter 2023 compared to the third quarter 2022. The decrease was driven primarily by reduced headcount and spending, in particular in professional fees.

Net loss for the third quarter 2023 was $10.2 million, or negative $0.34 per diluted share, compared to $22.5 million, or negative $0.80 per diluted share, for the third quarter 2022.

Adjusted EBITDA for the third quarter 2023 was negative $5.5 million, compared to negative $4.6 million for the third quarter 2022. Free Cash Flow was negative $5.4 million for the third quarter 2023, compared to negative $14.9 million for the third quarter 2022.

2023 Outlook

Teknova now anticipates that revenue will be at the low end of its $37 million to $40 million guidance range for the fiscal year ending December 31, 2023 (“2023”). The Company now anticipates free cash outflow to be less than its previously communicated target of $30 million for 2023.

Upcoming Investor Conference Presentations

Stephens Annual Investment Conference

Wednesday, November 15th, 2023 at 4:00 p.m. ET

35th Annual Piper Sandler Healthcare Conference

Wednesday, November 29th, 2023 at 8:30 a.m. ET

Conference Call and Webcast

Teknova will host a webcast and conference call on Thursday, November 9, 2023, beginning at 5:30 p.m. ET. Participants can access the live webcast on the Investor Relations section of the Teknova website and at this link: https://edge.media-server.com/mmc/p/nsccw7hr. To receive a PIN for dialing in, participants can register for the webcast via this link: https://register.vevent.com/register/BI43a2f4610cbe41f5b78f7d61007caf37. The webcast will be available for replay on the Company’s website approximately two hours after the event.

About Teknova

Teknova makes solutions possible. Since 1996, Teknova has been innovating the manufacture of critical reagents for the life sciences industry to accelerate the discovery and development of novel therapies that will help people live longer, healthier lives. We offer fully customizable solutions for every stage of the workflow, supporting industry leaders in cell and gene therapy, molecular diagnostics, and synthetic biology. Our fast turnaround of high-quality agar plates, microbial culture media, buffers, reagents, and water helps our customers scale seamlessly from RUO to GMP. Headquartered in Hollister, California, with over 200,000 square feet of state-of-the-art facilities, Teknova’s modular manufacturing platform was designed by our team of scientists, engineers, and quality control experts to efficiently produce the foundational ingredients for the discovery and commercialization of novel therapies.

Non-GAAP Financial Measures

This press release contains financial measures that have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Teknova uses the following non-GAAP financial measures in assessing the performance of its business and the effectiveness of its business strategies: (a) Adjusted EBITDA and (b) Free Cash Flow.

Teknova defines Adjusted EBITDA as net loss adjusted for interest income (expense), net, provision for (benefit from) income taxes, depreciation expense, amortization of intangible assets, and stock-based compensation expense. Adjusted EBITDA reflects further adjustments to eliminate the impact of certain items, including certain non-cash and other items that Teknova does not consider representative of its ongoing operating performance.

Teknova defines Free Cash Flow as cash used in operating activities less purchases of property, plant, and equipment.

Teknova provides Adjusted EBITDA and Free Cash Flow in this press release because Teknova believes that analysts, investors, and other interested parties frequently use these measures to evaluate companies in Teknova’s industry and that such measures facilitate comparisons on a consistent basis across reporting periods. Teknova also believes such measures are helpful in highlighting trends in Teknova’s operating results because they exclude items that are not indicative of Teknova’s core operating performance. Investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by Teknova may be different from the non-GAAP financial measures used by other companies.

A full reconciliation of these non-GAAP measures to the most comparable GAAP measures is included at the end of this release.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements relating to Teknova’s anticipated total revenue, including our expectations for 2023 revenue and free cash outflow guidance, expected growth in Lab Essentials and Clinical Solutions, ongoing capacity expansion, new research and development products, prospects, including to achieve profitability, strategy of managing operating expenses, and long-term growth strategy. The words, without limitation, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond Teknova’s control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, demand for Teknova’s products (including the potential delay or pausing of customer orders); Teknova’s assessment of fundamental indicators of future demand across its target customer base; Teknova’s ability to expand its production, commercial, and research and development capabilities; Teknova’s cash flows and revenue growth rate; Teknova’s supply chain, sourcing, manufacturing, and warehousing; inventory management; risks related to global economic and marketplace uncertainties, including those related to the lingering impacts of the COVID-19 pandemic and the conflicts in Ukraine and the Middle East; reliance on a limited number of customers for a high percentage of Teknova’s revenue; potential acquisitions and integration of other companies; and other factors discussed in the “Risk Factors” section of Teknova’s most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including in Teknova’s Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent Quarterly Reports on Form

10-Q filed with the SEC, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although Teknova believes that the expectations reflected in its forward-looking statements are reasonable, Teknova does not know whether its expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by Teknova on its website or otherwise. Teknova does not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contacts Media Contact

Matt Lowell Jennifer Henry

Chief Financial Officer Senior Vice President, Marketing

matt.lowell@teknova.com jenn.henry@teknova.com

+1 831-637-1100 +1 831-313-1259

Sara Michelmore

MacDougall Advisors

smichelmore@macdougall.bio

+1 781-235-3060

ALPHA TEKNOVA, INC.

Condensed Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$8,169	$10,692	$28,817	$33,529
Cost of sales	6,697	5,922	19,856	18,163
Gross profit	1,472	4,770	8,961	15,366
Operating expenses:
Research and development	1,397	1,925	4,256	5,867
Sales and marketing	2,412	2,397	6,929	6,592
General and administrative	6,138	6,502	19,426	20,856
Amortization of intangible assets	287	287	860	861
Long-lived assets impairment	—	—	2,195	—
Goodwill impairment	—	16,613	—	16,613
Total operating expenses	10,234	27,724	33,666	50,789
Loss from operations	(8,762)	(22,954)	(24,705)	(35,423)
Other (expenses) income, net
Interest (expense) income, net	(791)	70	(1,006)	85
Loss on extinguishment of debt	(824)	—	(824)	—
Other income, net	233	36	417	36
Total other (expenses) income, net	(1,382)	106	(1,413)	121
Loss before income taxes	(10,144)	(22,848)	(26,118)	(35,302)
Provision for (benefit from) income taxes	9	(374)	6	(1,128)
Net loss	$(10,153)	$(22,474)	$(26,124)	$(34,174)
Net loss per share—basic and diluted	$(0.34)	$(0.80)	$(0.91)	$(1.22)
Weighted average shares used in computing net loss per share—basic and diluted	29,956,930	28,090,267	28,810,068	28,059,897

ALPHA TEKNOVA, INC.

Condensed Balance Sheets

(Unaudited)

(In thousands)

	As of September 30,	As of December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$32,079	$42,236
Accounts receivable, net	5,160	4,261
Inventories, net	11,468	12,247
Income taxes receivable	—	22
Prepaid expenses and other current assets	2,371	2,374
Total current assets	51,078	61,140
Property, plant, and equipment, net	51,579	51,577
Operating right-of-use lease assets	17,080	19,736
Intangible assets, net	16,696	17,556
Other non-current assets	1,952	2,252
Total assets	$138,385	$152,261
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,422	$2,449
Accrued liabilities	5,147	6,203
Current portion of operating lease liabilities	1,770	2,223
Total current liabilities	8,339	10,875
Deferred tax liabilities	1,228	1,223
Other accrued liabilities	125	191
Long-term debt, net	13,168	21,976
Long-term operating lease liabilities	15,873	18,111
Total liabilities	38,733	52,376
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	180,782	154,891
Accumulated deficit	(81,130)	(55,006)
Total stockholders’ equity	99,652	99,885
Total liabilities and stockholders’ equity	$138,385	$152,261

ALPHA TEKNOVA, INC.

Condensed Statements of Cash Flows

(Unaudited)

(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Operating activities:
Net loss	$(10,153)	$(22,474)	$(26,124)	$(34,174)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	13	2	21	34
Inventory reserve	97	186	130	178
Depreciation and amortization	1,622	729	4,049	2,272
Stock-based compensation	1,035	968	3,115	2,689
Deferred taxes	9	(374)	5	(1,125)
Amortization of debt financing costs	205	60	415	159
Non-cash lease expense	55	75	86	256
Loss on disposal of property, plant, and equipment	5	210	5	210
Long-lived assets impairment	—	—	2,195	—
Goodwill impairment	—	16,613	—	16,613
Loss on extinguishment of debt	824	—	824	—
Changes in operating assets and liabilities:
Accounts receivable	(402)	227	(721)	(949)
Contract assets	1,050	(667)	—	(667)
Inventories	453	(2,600)	649	(5,107)
Income taxes receivable	22	(3)	22	1,068
Prepaid expenses and other current assets	(1,736)	(1,820)	(694)	(1,083)
Other non-current assets	78	(407)	300	(996)
Accounts payable	414	1,247	(948)	969
Accrued liabilities	2,049	(283)	815	343
Other	(22)	(21)	(66)	(61)
Cash used in operating activities	(4,382)	(8,332)	(15,922)	(19,371)
Investing activities:
Purchase of property, plant, and equipment	(972)	(6,582)	(7,622)	(23,419)
Cash used in investing activities	(972)	(6,582)	(7,622)	(23,419)
Financing activities:
Proceeds from equity financing	22,915	—	22,915	—
Repayment of long-term debt	(10,000)	—	(10,000)	—
Proceeds from financed insurance premiums	1,004	—	1,004	—
Repayment of financed insurance premiums	(294)	—	(294)	—
Proceeds from long-term debt	—	—	—	5,135
Payment of debt issuance costs	—	—	(24)	(151)
Payment of exit fee costs	—	—	—	(135)
Payment of ATM Facility costs	—	—	(395)	—
Proceeds from exercise of stock options	—	35	76	134
Proceeds from issuance of common stock under employee stock purchase plan	—	—	138	144
Cash provided by financing activities	13,625	35	13,420	5,127
Change in cash, cash equivalents, and restricted cash	8,271	(14,879)	(10,124)	(37,663)
Cash, cash equivalents, and restricted cash at beginning of period	23,841	64,734	42,236	87,518
Cash, cash equivalents, and restricted cash at end of period	$32,112	$49,855	$32,112	$49,855

ALPHA TEKNOVA, INC.

Reconciliation of Non-GAAP Measures to the Most Comparable GAAP Measures

(Unaudited)

(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss – as reported	$(10,153)	$(22,474)	$(26,124)	$(34,174)
Add back:
Interest (expense) income, net	(791)	70	(1,006)	85
Provision for (benefit from) income taxes	9	(374)	6	(1,128)
Depreciation expense	1,335	442	3,189	1,411
Amortization of intangible assets	287	287	860	861
EBITDA	$(7,731)	$(22,189)	$(21,063)	$(33,115)
Other and non-recurring expenses:
Stock-based compensation expense	1,035	968	3,115	2,689
Severance pay and other termination benefits	—	—	725	—
Long-lived assets impairment	—	—	2,195	—
Goodwill impairment	—	16,613	—	16,613
Loss on extinguishment of debt	824	—	824	—
Write-off of ATM Facility costs	395	—	395	—
Adjusted EBITDA	$(5,477)	$(4,608)	$(13,809)	$(13,813)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Cash used in operating activities	$(4,382)	$(8,332)	$(15,922)	$(19,371)
Purchase of property, plant, and equipment	(972)	(6,582)	(7,622)	(23,419)
Free Cash Flow	$(5,354)	$(14,914)	$(23,544)	$(42,790)